PRICING SUPPLEMENT NO. 43                                     Rule 424(b)(3)
DATED: March 20, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes    Book Entry Notes
$3,000,000                       [x]                    [x]

Original Issue Date:             Fixed Rate Notes       Certificated Notes
March 23, 1998                   [_]                    [_]


Maturity Date:                   CUSIP#: 073928 AC 7
March 23, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                         Optional            Optional
                     Redemption          Repayment           Repayment
Redeemable On        Price(s)            Date(s)             Price(s)
-------------        ----------          ---------           ----------

N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.78750%

Index Maturity:  One Month

Spread (plus or minus): +0.10%

----------------------------------

*    The 23rd of each month.

**   The 23rd of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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